AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                   LYCOS, INC.
                             WHAT ACQUISITION CORP.
                                 WHOWHERE? INC.
                                       AND
                             CERTAIN SHAREHOLDERS OF
                                 WHOWHERE? INC.
                                      DATED
                                 AUGUST 7, 1998

                                      - 1 -

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                                TABLE OF CONTENTS

                                                                         Page


ARTICLE I

         THE MERGER.....................................................- 1 -
         1.1      The Merger............................................- 1 -
         1.2      Effective Time........................................- 2 -
         1.3      Effect of the Merger..................................- 2 -
         1.4      Articles of Incorporation; By-Laws....................- 2 -
         1.5      Directors and Officers................................- 2 -
         1.6      Additional Actions....................................- 3 -

ARTICLE II

         CONSIDERATION; CONVERSION OF SHARES............................- 3 -
         2.1      Merger Consideration..................................- 3 -
         2.2      Conversion of Shares..................................- 3 -
         2.3      Exchange of Certificates..............................- 6 -
         2.4      No Fractional Securities..............................- 7 -
         2.5      Stock Transfer Books..................................- 7 -
         2.6      No Further Ownership Rights in Company Stock..........- 7 -
         2.7      Adjustment Event......................................- 7 -
         2.8      Escrow................................................- 8 -
         2.9      Tax Consequences......................................- 8 -

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE
         COMPANY AND THE PRINCIPAL SHAREHOLDERS
          .............................................................- 8 -
         3.1      Corporate Organization...............................- 8 -
         3.2      Authorization........................................- 9 -
         3.3      Consents and Approvals; No Violations................- 9 -
         3.4      Capitalization......................................- 10 -
         3.5      Financial Statements................................- 11 -
         3.6      Absence of Undisclosed Liabilities..................- 11 -
         3.7      Absence of Certain Changes or Events................- 11 -
         3.8      Legal Proceedings, etc..............................- 12 -
         3.9      Taxes...............................................- 12 -
         3.10     Title to Properties and Related Matters.............- 14 -

                                       (i)

         3.11     Intellectual Property; Proprietary Rights; Employee
                  Restrictions........................................- 15 -
         3.12     Contracts...........................................- 16 -
         3.13     Employees; Employee Benefits........................- 18 -
         3.14     Compliance with Applicable Law......................- 21 -
         3.15     Ability to Conduct the Business.....................- 21 -
         3.16     Major Customers.....................................- 22 -
         3.17     Consultants, Sales Representatives and Other Agents.- 22 -
         3.18     Accounts Receivable.................................- 22 -
         3.19     Insurance...........................................- 23 -
         3.20     Bank Accounts; Powers of Attorney...................- 23 -
         3.21     Minute Books, etc...................................- 23 -
         3.22     Related Person Indebtedness and Contracts...........- 23 -
         3.23     Brokers; Payments...................................- 23 -
         3.24     Company Action......................................- 24 -
         3.25     Disclosure..........................................- 24 -

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES
         OF THE PRINCIPAL SHAREHOLDERS...............................- 24 -

ARTICLE V

         REPRESENTATIONS AND WARRANTIES
         OF THE PARENT AND ACQUISITION...............................- 25 -
         5.1      Corporate Organization.............................- 25 -
         5.2      Authorization......................................- 26 -
         5.3      Consents and Approvals; No Violations..............- 26 -
         5.4      Capitalization.....................................- 27 -
         5.5      SEC Reports and Financial Statements...............- 27 -
         5.6      Absence of Certain Changes.........................- 28 -
         5.7      Litigation.........................................- 28 -
         5.8      Tax Treatment of Merger............................- 28 -
         5.9      Disclosure.........................................- 28 -

ARTICLE VI

         CONDUCT OF BUSINESS OF THE COMPANY AND
         THE PARENT PRIOR TO THE EFFECTIVE TIME......................- 29 -
         6.1      Conduct of Business of the Company.................- 29 -
         6.2      Conduct of Business of the Parent..................- 30 -
         6.3      Conduct of Business of Acquisition.................- 31 -
         6.4      Other Negotiations.................................- 31 -


                                      (ii)

ARTICLE VII

         ADDITIONAL AGREEMENTS.......................................- 31 -
         7.1      Access to Properties and Records...................- 31 -
         7.2      Shareholder Approval...............................- 32 -
         7.3      Reasonable Efforts; etc............................- 32 -
         7.4      Material Events....................................- 33 -
         7.5      Registration Statement on Form S-8.................- 33 -
         7.6.     Fees and Expenses..................................- 33 -
         7.7      Employees..........................................- 33 -
         7.8      Nasdaq National Market Listing.....................- 34 -
         7.9      Tax Treatment......................................- 34 -
         7.10     Indemnification....................................- 34 -
         7.11     Shares of Parent Common Stock......................- 34 -

ARTICLE VIII

         CONDITIONS TO THE OBLIGATIONS OF
         THE PARENT AND ACQUISITION..................................- 35 -
         8.1      Representations and Warranties True................- 35 -
         8.2      Performance........................................- 35 -
         8.3      Absence of Litigation..............................- 35 -
         8.4      Consents...........................................- 36 -
         8.5      Additional Agreements..............................- 36 -
         8.6      Opinion of Venture Law Group.......................- 36 -
         8.7      Appraisal Rights...................................- 36 -
         8.8      Termination of Agreements..........................- 36 -
         8.9      Certificate of Merger..............................- 37 -
         8.10     Completion of Due Diligence........................- 37 -
         8.11     Conversion of Company Preferred Stock..............- 37 -

ARTICLE IX

         CONDITIONS TO THE OBLIGATIONS OF THE
         COMPANY AND THE PRINCIPAL SHAREHOLDERS.....................- 37 -
         9.1      Representations and Warranties True...............- 37 -
         9.2      Performance.......................................- 37 -
         9.3      Absence of Litigation.............................- 38 -
         9.4      Consents..........................................- 38 -
         9.5      Additional Agreements.............................- 38 -
         9.6      Opinion of Hutchins, Wheeler & Dittmar............- 38 -
         9.7      Certificate of Merger.............................- 38 -
         9.8      Tax Opinion.......................................- 38 -

                                      (iii)

ARTICLE X

         TERMINATION...............................................- 39 -
         10.1     Termination......................................- 39 -
         10.2     Effect of Termination............................- 39 -

ARTICLE XI

         INDEMNIFICATION; SURVIVAL OF
         REPRESENTATIONS AND WARRANTIES............................- 39 -
         11.1     Indemnity Obligations of the Holders.............- 39 -
         11.2     Appointment of Representative....................- 40 -
         11.3     Notification of Claims...........................- 40 -
         11.4     Duration.........................................- 41 -
         11.5     Escrow...........................................- 41 -
         11.6     No Contribution..................................- 42 -
         11.7.    Liability of Principal Shareholders..............- 42 -
ARTICLE XII

         REGISTRATION RIGHTS.......................................- 42 -
         12.1     Registration Rights..............................- 42 -
         12.2     Indemnification..................................- 45 -
         12.3     Current Public Information.......................- 46 -
         12.4     Termination of Registration Rights...............- 46 -
         12.5     Transferability of Registration Rights...........- 46 -

ARTICLE XIII

         MISCELLANEOUS PROVISIONS..................................- 46 -
         13.1     Amendment........................................- 46 -
         13.2     Waiver of Compliance.............................- 47 -
         13.3     Notices..........................................- 47 -
         13.4     Assignment.......................................- 48 -
         13.5     No Third Party Beneficiaries.....................- 48 -
         13.6     Public Announcements.............................- 48 -
         13.7     Brokers and Finders..............................- 48 -
         13.8     Counterparts.....................................- 49 -
         13.9     Headings.........................................- 49 -
         13.10    Entire Agreement.................................- 49 -
         13.11    Governing Law....................................- 49 -
         13.12    Survival.........................................- 49 -

                                      (iv)

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EXHIBITS

         Exhibit A         Voting Agreement
         Exhibit B-1       Certificate of Merger (Delaware
         Exhibit B-2       Agreement of Merger (California)
         Exhibit C         Form of Letter of Transmittal
         Exhibit D         Escrow Agreement
         Exhibit E         Forms of Offer Letters
         Exhibit F         Form of Nondisclosure and Inventions Agreement
         Exhibit G         Opinion of Venture Law Group, A Professional
                              Corporation
         Exhibit H         Opinion of Hutchins, Wheeler & Dittmar
         Exhibit I         Form of Stock Option Assumption Agreement
         Exhibit J         Form of Warrant Assumption Agreement
         Exhbit K          Tax Opinion of Venture Law Group, A Professional
                               Corporation

                                       (v)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated August 7, 1998 by and among Lycos, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), What Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition"), WhoWhere? Inc., a corporation organized under the laws of the State of California (the "Company"), and certain shareholders of the Company, each of whom is listed on the signature page hereto (each a "Principal Shareholder " and, collectively, the "Principal Shareholders").

         WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of Acquisition with and into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation and the shareholders of the Company and all holders of options and warrants to purchase capital stock of the Company (collectively, the "Holders") will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, the Principal Shareholders and certain other shareholders of the Company have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in the form attached hereto as Exhibit A, pursuant to which the Principal Shareholders and such other shareholders have agreed to vote their shares of the Company's capital stock in favor of the Merger and to grant Parent irrevocable proxies to vote such shares.

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. (a) At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date".

         1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing agreements or certificates of merger as contemplated by the CGCL and the DGCL in the forms of Exhibit B-1 and Exhibit B-2 hereto (collectively, the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the CGCL and the DGCL (the time of such filing being the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the CGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      Articles of Incorporation; By-Laws.

                  (a) Articles of Incorporation. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the CGCL and such Articles of Incorporation.

                  (b) By-Laws. Unless otherwise determined by the Parent prior to the Effective Time, the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the CGCL, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

         1.5 Directors and Officers. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

         2.1 Merger Consideration. Except as set forth in Section 2.2(f) hereof, the consideration payable in the Merger to holders of shares of the Company's Common Stock, par value $.001 per share ("Company Common Stock"), and shares of each series of the Company's Preferred Stock, par value $.001 per share (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Stock"), shall consist solely of shares of the Common Stock, par value $.01 per share, of the Parent ("Parent Common Stock"), such shares of Parent Common Stock to be issuable at the Closing in accordance with the terms of this Agreement.

         2.2      Conversion of Shares.

                  (a)  Conversion  of  Shares.   Each  share  of  Company  Stock
(treating all shares of Company Preferred Stock as having been converted, as of the Effective Time, into shares of Company Common Stock at the respective conversion ratios therefor) issued and outstanding as of the Effective Time (other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Chapter 13 of the CGCL ("Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of Parent Common Stock as shall be obtained by dividing (A) 2,419,006 (the "Merger Consideration") minus any Expense Shares (as defined in Section 7.6) by (B) the number of Fully Diluted Shares (as hereinafter defined), with the resulting quotient (carried to four decimal places) being referred to herein as the "Exchange Ratio." "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Company Common Stock calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities (including the Company Preferred Stock and Company Preferred Stock issuable upon the exercise of any outstanding warrants) and outstanding options (whether vested or unvested) and outstanding warrants had been converted or exercised into Common Stock, provided that the term "Fully Diluted Shares" shall exclude forty percent (40%) of the sum of (x) the number of shares of Company Common Stock issuable upon the exercise of outstanding stock options which are unvested as of the Closing Date after giving effect to the Merger and (y) the number of shares of Company Common Stock outstanding on the Closing Date which are unvested and subject to the right of repurchase as of the Closing Date after giving effect to the Merger.
Schedule 2.2(a) sets forth the number of outstanding unvested stock options and unvested shares after giving effect to the Merger and the holders thereof. The Exchange Ratio shall not change as a result of fluctuations in the market price of Parent Common Stock between the date of this Agreement and the Effective Time. The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares."

                  (b) Treasury Shares. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

                  (c) Stock Options. At the Effective Time, the outstanding options to purchase an aggregate of up to 3,545,662 shares of Company Common Stock (each a "Stock Option") granted under the Company's 1995 Stock Plan (the "Company Stock Plan"), whether vested or unvested, shall be deemed assumed by the Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time (including terms and conditions relating to such Stock Option's term, exercisability, vesting schedule and status as an "incentive stock option" under
Section 422 of the Code), the number (rounded down to the nearest whole number) of shares of Parent Common Stock equal to the aggregate of that number of shares of Parent Common Stock (based on the Exchange Ratio) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable). The exercise price for such Stock Options shall be the price per share equal to
(x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (the exercise price per share, so determined, being rounded up to the nearest full cent). No payment shall be made for fractional shares. The aggregate number of shares of Parent Common Stock issuable upon the exercise of Options assumed by Parent pursuant to this Section 2.2(c) shall be referred to in this Agreement as the "Option Shares." Any adjustment to an incentive stock option made under this
Section 2.2(c) shall comply with Section 424(a) of the Code. The Parent's assumption of each Stock Option pursuant to this Section 2.2(c) shall be subject to the holder of such Stock Option executing and delivering to the Parent the Stock Option Assumption Agreement in the form of Exhibit I hereto providing that ten percent (10%) of the Option Shares subject to such Stock Option will be deposited in escrow as security for the indemnification obligations of the Holders under Article XI hereof.

                  (d) Warrants. At the Effective Time, each outstanding warrant to purchase Company Stock (each, a "Warrant" and collectively the "Warrants") shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any of Warrants (unless further action may be required by the terms of any of the Warrants), be assumed by Parent and each Warrant assumed by Parent shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Warrants, except that (A) each such Warrant shall be exercisable for that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) into which the number of shares of Company Stock subject to such Warrant would be converted under Section 2.2(a) and (B) the exercise price per share of Parent Common Stock shall be equal to (x) the aggregate exercise price for the Company Stock subject to such Warrant in effect immediately prior to the Effective Time divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Warrant (the exercise price per share, so determined, being rounded down to the nearest full cent). From and after the Effective Time, all references to the Company in the warrant agreement underlying the Warrants shall be deemed to refer to Parent. Parent further agrees that if required under the terms of the Warrants it will execute a supplemental agreement with the holders of the Warrants to effectuate the foregoing. No payment shall be made for fractional shares. The aggregate number of shares of Parent Common Stock issuable upon the exercise of Warrants assumed by Parent pursuant to this Section 2.2(d) shall be referred to in this Agreement as the "Warrant Shares." The Parent's assumption of each Warrant pursuant to this Section 2.2(d) shall be subject to the holder of such Warrant executing and delivering to the Parent the Warrant Assumption Agreement in the form of Exhibit J hereto providing that ten percent (10%) of the Warrant Shares subject to such Warrant will be deposited in escrow as security for the indemnification obligations of the Holders under Article XI hereof.

                  (e) Acquisition Shares. Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

                  (f) Dissenting Shares. Any Dissenting Shares shall be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Chapter 13 of the CGCL; provided, however, Shares that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the Chapter 13 of the CGCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Shares in accordance with the procedures specified in Section 2.3. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Chapter 13 of the CGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Chapter 13 of the CGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Chapter 13 of the CGCL shall be exclusively that of the Surviving Corporation and that Parent shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

         2.3      Exchange of Certificates.

                  (a) From and after the Effective Time, each holder of an outstanding certificate or certificates (the "Certificates") which represented shares of Company Common Stock or Company Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Parent, and receive in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Shares (as defined below)) into which the Company Common Stock or Company Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in the form of Exhibit C attached hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock or Company Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock into which the shares of Company Common Stock or Company Preferred Stock have been converted but shall, subject to applicable appraisal rights under the CGCL and Section 2.2(f), have no other rights. Subject to appraisal rights under the CGCL and Section 2.2(f), from and after the Effective Time, the holders of shares of Company Common Stock or Company Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock have been converted.

                  (b) If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be properly assigned, endorsed or accompanied by appropriate stock powers, and (ii) the person requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent or the Company shall be liable to a holder of shares of Company Common Stock or Company Preferred Stock for shares of Parent or the Company issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement, reasonable in form and substance, against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         2.4 No Fractional Securities. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock or the Company Preferred Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock or Company Preferred Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price (as defined below). For purposes of this Agreement, the term "Closing Market Price" shall mean the average of the last quoted sale price for shares of Parent Common Stock on The Nasdaq National Market for each of the twenty trading days preceding the third trading day prior to the Effective Time.

         2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Stock or Company Preferred Stock thereafter on the records of the Company.

         2.6 No Further Ownership Rights in Company Stock. The Merger Shares delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         2.7 Adjustment Event. If, between the date hereof and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio shall be made to fully reflect such change in such manner as is reasonably acceptable to the Parent and the Company. Specifically, if the Parent's proposed two-for-one stock split is effected prior to the Effective Time, the Exchange Ratio shall be adjusted to give effect to such split. In addition, during the period beginning on the date of this Agreement and ending on the earlier of the termination of this Agreement and the Effective Time, Parent shall not, without the prior written consent of the Company, declare or pay any dividend or distribution on Parent Common Stock unless prior thereto either (i) Parent shall have provided that holders of Company Stock, upon the Effective Time, shall receive such dividend or distribution to the same extent they would have had their shares of Company Stock been converted into shares of Parent Common Stock immediately prior to the record date of any such dividend or distribution, or (ii) Parent and the Company shall have mutually agreed upon an adjustment of the Exchange Ratio to fully reflect the effect of any such dividend or distribution.

         2.8 Escrow. At the Effective Time, Parent will deposit in escrow certificates representing ten percent (10%) of the Merger Shares (which shall reduce on a pro rata basis the Merger Shares otherwise issuable to the Holders of Company Stock under Section 2.2(a)) registered in the name of State Street Bank and Trust Company, as Escrow Agent, and instruments or other documentation representing Stock Options to purchase ten percent (10%) of the Option Shares and Warrants to purchase ten percent (10%) of the Warrant Shares issuable to each Holder under Section 2.2(c) or 2.2(d), as the case may be (collectively, the "Escrow Shares"). The Escrow Shares shall be held as security for the indemnification obligations under Article XI pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement ") in the form of Exhibit D attached hereto.

         2.9 Tax Consequences. For Federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

         The Company and each of the Principal Shareholders represent and warrant to the Parent and Acquisition as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in one section of the Disclosure Schedules shall, should the existence of the information be relevant to any other section of the Disclosure Schedules, be deemed to be disclosed in all sections of the Disclosure Schedules, but only to the extent that the relevance of such information to such other section is apparent. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality

         3.1 Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has no Subsidiaries (as that term is hereinafter defined). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted.
The Company  is duly qualified to
transact business as a foreign corporation and in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Articles of Incorporation (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Articles of Incorporation nor the By-Laws of the Company have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company; provided, however, that a Company Material Adverse Effect shall not include any adverse effect that is attributable to the Merger or the announcement of the Merger or that is due to any downturn in the Internet industry or any national economic downturn.

         3.2 Authorization. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the approval of this Agreement and the transactions contemplated hereby by the Holders which will be obtained in the manner set forth in Section 7.2 hereof and the filing of the Certificate of Merger pursuant to the CGCL and the DGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         3.3 Consents and Approvals; No Violations. Subject to the filing of the Certificate of Merger with the Secretary of State of the State of California and the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Company Material Adverse Effect, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound, except for such violations and conflicts which would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate, or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. Without limiting the generality of clause (ii) above, except for the finder's agreements described in Section 13.7 hereof, neither the Company nor any of the Holders is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

         3.4      Capitalization.

                  (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, of which 5,650,047 shares are issued and outstanding and 10,000,000 shares of Company Preferred Stock, of which 1,444,162 shares of Series A Convertible Preferred Stock, and 5,231,577 shares of Series B Convertible Preferred Stock, are issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record ownership of the issued and outstanding shares of Company Stock. All of the issued and outstanding shares of Company Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in
Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

                  (b) Schedule 3.4(b) sets forth a complete and correct list of all indebtedness for borrowed money of the Company outstanding as of the date hereof, including, the name of the lender, the principal amount of such indebtedness, together with all accrued and unpaid interest thereon, and any prepayment penalties or premiums payable if such indebtedness is repaid prior to its stated maturity date.

                  (c) The  Company  does not own,  directly or  indirectly,  any equity  securities,  or  options,  warrants  or other  rights to acquire  equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary").

         3.5 Financial Statements. Attached hereto as Schedule 3.5 are the balance sheets of the Company as of June 28, 1998, December 31, 1997, and December 31, 1996 and the statements of income and statements of cash flows of the Company for the fiscal years or periods then ended, including the notes thereto (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be expressly indicated therein or on the face of the schedules or notes to such Financial Statements) during the periods covered thereby and (iii) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as at the dates, and for the periods, stated therein, except that the Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and do not include footnotes. At July 31, 1998, the Company's total assets (as computed in accordance with generally accepted accounting principles) did not equal or exceed $10 million.

         3.6 Absence of Undisclosed Liabilities. Except (i) as set forth or reserved against in the balance sheet of the Company dated as of June 28, 1998, included in the Financial Statements (the "Balance Sheet"), (ii) for obligations incurred since June 28, 1998 in the ordinary course of business, which are not individually or in the aggregate, material in amount, and (iii) as set forth in
Schedule 3.6, the Company does not have any liabilities or obligations of the nature that would be reasonably required, in accordance with generally accepted accounting principles applied on a consistent basis, to be reflected on the face of a balance sheet or, in the case of the financial statements for the years ended December 31, 1996 and December 31, 1997, the notes thereto.

         3.7  Absence  of  Certain  Changes  or  Events.  Except as set forth in
Schedule 3.7, since June 28, 1998, the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth on
Schedule 3.7 hereto, since June 28, 1998, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Company Material Adverse Effect; (iii) accelerated receivables or delayed payables or made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than shares of Company Common Stock issued upon exercise of employee stock options; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of their Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined); or (xi) entered into any agreement to do any of the foregoing.

         3.8 Legal Proceedings, etc. Except as set forth in Schedule 3.8 hereto, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company or its properties, assets or business or, to the best knowledge of the Company or any Principal Shareholder, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Company or any Principal Shareholder, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

         3.9      Taxes.

                  (a) Except as set forth in Schedule 3.9, the Company has duly and timely filed, or will duly and in a timely manner file, all material Tax returns and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed by it or which are required to be filed by it on or prior to the Effective Time, and has in a timely manner paid (or will in a timely manner pay) all material Taxes which are (or will be) due for all periods ending on or before the Effective Time, whether or not shown on such returns. All such Tax returns have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all laws, rules and regulations. The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

                  (b) Except as set forth in Schedule 3.9 hereto, there are no actions or proceedings currently pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. Except as set forth in Schedule 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any outstanding waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable or that are being contested in good faith in appropriate proceedings.

                  (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges in the nature of taxes, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

                  (d) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of Section 341(f) of the Code.

                  (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code.

                  (f) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

                  (g) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and does not have any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

                  (h) The Company has withheld amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

         3.10 Title to Properties and Related Matters. (a) Except as set forth on Schedule 3.10(a), the Company has good and valid title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since June 28, 1998), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case), (ii) liens for Taxes not yet due and payable, and
(iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby.

                  (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the leases referred to in Schedule 3.10(d).

                  (c) Schedule 3.10(c) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value as of June 28, 1998, in each case of $10,000 or more. All such personal property is in satisfactory operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in Schedule 3.10(d). None of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property is appropriate for personal property of such nature and is and has been in material conformance with all applicable laws and regulations, except as would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. There are no assets leased by the Company or used in the business of the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined).

                  (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). With respect to such leases, (i) each such lease is valid and binding and in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the

Company or any Principal Shareholder) a default by any other party under such lease, other than any default which would not have a Company Material Adverse Effect; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

         3.11 Intellectual Property;  Proprietary Rights; Employee Restrictions.
(a) The Company has disclosed in Schedule 3.11 all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by the Company in the Company's business as presently conducted, including all other registered Intellectual Property Rights used in connection with or contained in all versions of the Company's World Wide Web sites (including www.whowhere.com and www.angelfire.com) and all licenses, assignments and releases of Intellectual Property Rights of others without which the Company could not offer the services it currently offers. All Intellectual Property Rights used by the Company in the Company's business held by any employee, officer or consultant are owned by the Company by operation of law or have been validly assigned to the Company. The Company believes that the Intellectual Property Rights are sufficient to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in Schedule 3.11 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its services. The present business activities or products of the Company do not infringe any Intellectual Property Rights of others, except as would not have a Company Material Adverse Effect or result in a liability, fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe or may infringe any Intellectual Property Rights of such person.

                  The Company has the right to use all trade secrets, customer lists, hardware designs, programming processes, software and other information required for its services or its business as presently conducted or contemplated. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements to protect the confidentiality of the Company's trade secrets and other confidential information and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the knowledge of the Company and the Principal Shareholders, all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the knowledge of the Company and the

Principal Shareholders, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the knowledge of the Company and the Principal Shareholders, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

                  The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and to the Company's and the Principal Shareholders' knowledge, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Proprietary Rights in any of its technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Principal Shareholders' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

                  Neither the Company nor, to the knowledge of the Company and the Principal Shareholders, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services. For the purposes of this Section 3.11, and except where the context otherwise requires, Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by the Company, inventions, trade dress, logos and designs.

                  (b) The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted other than any franchises, permits, licenses and other rights and privileges which if not held by the Company would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate.

         3.12     Contracts.  (a)  Except as set forth in Schedule 3.12(a)
(or in Schedule 3.10(d) or Schedule 3.13(a)), the Company is not a party to, or subject to:

                           (i)    any contract, arrangement or understanding,
or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $50,000;

                           (ii)   any note, indenture, credit facility,
mortgage, security agreement or other  contract,   arrangement  or
understanding   relating  to  or  evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                           (iii)  any guaranty issued by the Company;

                           (iv)   any contract, arrangement or understanding
relating to the acquisition, issuance or transfer of any securities;

                           (v)    any contract, arrangement or understanding
relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

                           (vi)   any contract, arrangement or understanding
granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

                           (vii)  any contract, arrangement or understanding
restricting the Company's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                           (viii) any contract, arrangement or understanding
relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $25,000 per year;

                           (ix)   any contract, arrangement or understanding
with a Related Person (as that term is hereinafter defined); or

                           (x)    any outstanding offer, commitment or
obligation to enter into any contract or arrangement of the nature described in subsections (i) through (vi) of this subsection 3.12(a).

                  (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Principal Shareholder) a default by any other party under such contract, other than any default which would not have a Company Material Adverse Effect; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such contract; and (iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

                  (c) Except as set forth in Schedule 3.12(c), all indebtedness of the Company for monies borrowed by the Company is prepayable at any time at the option of the Company, without premium or penalty.

                  (d) Except as set forth and described in Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

         3.13     Employees; Employee Benefits.

                  (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1997 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Schedule 3.13(a) hereto sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on Schedule 3.13(a) or as contemplated by Section 7.6 of this
Agreement, there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth an Schedule 3.13(a). None of the Employees has, to the best knowledge of the Company or any Principal Shareholder, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since June 28, 1998, the Company has not (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or
(iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

                  (b) Except as disclosed on Schedule 3.13(b), the Company has complied in all material respects with the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates and the withholding and payment of taxes from compensation, except as would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate, and there have been no claims made or, to the best knowledge of the Company or any Principal Shareholder, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing or arising out of, relating to or alleging any violation of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, or any other laws prohibiting discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to employees or potential employees. Except as disclosed in Schedule 3.13(b), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or any Principal Shareholder, threatened between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company or the Principal Shareholders, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

                  (c) Schedule 3.13(c) sets forth a list of each material defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

                  (d) Except as set forth on Schedule 3.13(d) and except for such failures as may be corrected without resulting in a Company Material Adverse Effect or a fine or penalty in excess of $10,000 individually or in the aggregate, the provisions of each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to meet the requirements of Section 401(a) of the Code meet such requirements; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan; no Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees; no event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under
Section 4980B of the Code. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

                  (e) Neither the Company nor any corporation or other trade or business under common control with the Company (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") has maintained or contributed to or in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to any "multiemployer plan," within the meaning of Section 3(37) of ERISA; no Benefit Plan or similar benefit plan of any Common Control Entity has been subject to Title IV of ERISA; neither the Company nor any Common Control Entity is a party to or has any liability under any agreement imposing secondary liability on it as a seller of the assets of a business in accordance with Section 4204 of ERISA or under any other provision of Title IV of ERISA or other agreement; no contingent or other liability with respect to which the Company has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to any Benefit Plan; and no assets of the Company are subject to a lien under Sections 4064 or 4068 of ERISA. Except as indicated on Schedule 3.13(e), the Company has no obligation to provide medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or applicable state medical benefits continuation law. Except as disclosed in

Schedule 3.13(e), the Company will not incur any liability under any severance agreement, deferred compensation agreement, employment or similar agreement as a result of the consummation of the transactions contemplated by this Agreement.

                  (f) Except as set forth on Schedule 3.13(f), none of the Benefit Plans has been subject to a "reportable event," within the meaning of
Section 4043 of ERISA (whether or not waived); there have been no "prohibited transactions," within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA that would have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate; none of the Benefit Plans are subject to Section 412 of the Code; each Benefit Plan has, in all material respects, been administered to date in compliance in all material respects with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS, the PBGC or plan participants or beneficiaries with respect to any Benefit Plan have been timely filed; there is no dispute, arbitration, claim, suit, or grievance, pending or, to the best knowledge of the Company or any Principal Shareholder, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of the Company or any Shareholder, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been the subject of a order or investigation or examination by a governmental agency and there are no matters pending before the IRS, the Department of Labor, the PBGC or any other domestic or, to the best knowledge of the Company or any Principal Shareholder, foreign governmental agency with respect to a Benefit Plan; there have been no claims, or notice of claims, filed under any fiduciary liability insurance policy covering any Benefit Plan; and there has been and will be no "excess parachute payment" (as that term is defined in Section 28OG(b)(1) of the Code) to any of the Employees as a result of the consummation of the transactions contemplated hereby.

         3.14  Compliance  with Applicable Law. Except as set forth in Schedules
3.13 and 3.14, the Company is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation which would not have a Company Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company or any Principal Shareholder, is there any inquiry, investigation or proceedings relating thereto.

         3.15 Ability to Conduct the Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business  conducted  by or the  services  rendered  by the  Company  on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof, except where the prevention of such use will not have a Company Material Adverse Effect. The Company has in force, and is in compliance with, in all material respects, all material governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of its business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the best knowledge of the Company or any Principal Shareholder, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

         3.16 Major Customers. Schedule 3.16 sets forth a complete and correct list of the ten largest customers of the Company, in terms of revenue recognized in respect of such customers during the six months ended June 28, 1998, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in Schedule 3.16, to the best knowledge of the Company or any Principal Shareholder, the Company has not received any notice or other communication (written or oral) from any of the customers listed in
Schedule 3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

         3.17 Consultants, Sales Representatives and Other Agents. Schedule 3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has received compensation in excess of $25,000 in the six months ended June 28, 1998, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the six months ended June 28, 1998. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

         3.18 Accounts Receivable. All accounts receivable of the Company (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, (ii) except as set forth on Schedule 3.18, are owned by the Company free and clear of any claim, security interest, lien or other encumbrance and (iii) are accurately and fairly reflected on the Balance Sheet, or, with respect to accounts receivable of the Company created on or after June 28, 1998, are accurately and fairly reflected in the books and records of the Company. The reserves for bad debts reflected on the Balance Sheet and in the balance sheet included in the Financial Statements were calculated in accordance with generally accepted accounting principles consistent with past practice.

         3.19 Insurance. Schedule 3.19 hereto is a true and complete list of all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

         3.20 Bank Accounts; Powers of Attorney. Schedule 3.21 sets forth a complete and correct list showing:

                           (i)    all bank accounts of the Company, together
with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                           (ii)   the names of all persons holding powers of
attorney from the Company and a summary statement of the terms thereof.

         3.21 Minute Books, etc. The minute books, stock certificate book and stock ledger of the Company are complete and correct in all material respects. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

         3.22 Related Person Indebtedness and Contracts. Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Holders;
(ii) the spouses and children of any of the Holders (collectively, "near relatives"); (iii) any trust for the benefit of any of the Holders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Holders or by any of their respective near relatives.

         3.23 Brokers; Payments. Except for Broadview International LLC ("Broadview"), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Principal Shareholder. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 6.4) with parties other than Parent. No valid claim exists against the Company or the

Surviving Corporation or, based on any action by the Company, against the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

         3.24 Company Action. The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the CGCL, and (iii) directed that this Agreement and the Merger be submitted to the Company shareholders for their approval and resolved to recommend that the Company's shareholders vote favor of the approval of this Agreement and the Merger.

         3.25 Disclosure. No representation or warranty by the Company or the Principal Shareholders contained in this Agreement and no statement contained in any of the Disclosure Schedules, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement by the Company or its representatives contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL SHAREHOLDERS

         Each of the Principal Shareholders represents and warrants, severally, to the Parent and Acquisition as follows: (i) such Shareholder is the sole and exclusive record and beneficial owner of the shares of the Company's capital stock, Stock Options and/or Warrants set forth opposite such Shareholder's name in Schedule 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on Schedule 3.4 hereto, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Shareholder; (ii) such Shareholder shall
(A) concurrently with such Shareholder's execution and delivery of this Agreement, execute and deliver to Parent the Voting Agreement in the form of Exhibit A hereto pursuant to which Shareholder agrees to vote all shares of capital stock owned by such Shareholder in favor of the Merger and the adoption of this Agreement by the Company, (B) at the Effective Time, deliver to the Parent certificates representing all shares of Company Stock owned by such Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws); (iii) such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and (iv) the execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or the shares of Company Stock held by such Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on such Shareholder's ability to perform such Shareholder's obligations hereunder, or (C) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Shareholder or by which such the shares of Company Stock held by such Shareholder may be bound.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND ACQUISITION

         The Parent and Acquisition jointly and severally represent and warrant to the Company and the Principal Shareholders that:

         5.1 Corporate Organization. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. The Parent and Acquisition are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in Schedule 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Lycos Material Adverse Effect (as defined below). The Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and

(ii) the Certificate of Incorporation of Acquisition and all amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition (certified by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Lycos Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition, taken as a whole.

         5.2 Authorization. Each of the Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition and by the Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of the Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition and constitutes the valid and binding agreement of the Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         5.3 Consents and Approvals; No Violations. Subject to the filing of Certificate of Merger with the Secretary of State of the State of California and the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Lycos Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Lycos Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Lycos Material Adverse Effect.

         5.4 Capitalization. (a) The authorized capital stock of the Parent consists of 40,000,000 shares of Parent Common Stock, of which 18,530,772 shares are issued and outstanding as of June 30, 1998 and 5,000,000 shares of Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's stock option and employee stock purchase plans (collectively, the "Stock Option Plans"), there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as contemplated by this Agreement and except with respect to options issued under the Stock Option Plans) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock.

                  (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition, and there are no agreements or commitments to which Acquisition is a party or by which it is bound pursuant to which Acquisition is or may become obligated to issue additional shares of its capital stock.

         5.5 SEC Reports and Financial Statements. The Parent has heretofore delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since August 1, 1997 (such reports and other filings collectively referred to herein as the "Exchange Act Filings"). The Exchange Act Filings constitute all of the documents required to be filed by the Parent under the Exchange Act with the SEC since such date. As of their respective dates, the Exchange Act Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Parent included in the Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited consolidated financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial position, for the fiscal year ended July 31, 1997 and earlier years) for the periods then ended. The unaudited financial statements included in the Exchange Act Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

         5.6 Absence of Certain Changes. Since April 30, 1998, the business of the Parent has been conducted in the ordinary course and consistent with past practice. Except as set forth in Schedule 5.6 or in the Exchange Act Filings filed before the date hereof, since April 30, 1998, there has been no Lycos Material Adverse Effect.

         5.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its Subsidiaries has received any notice of assertion, that would have a Lycos Material Adverse Effect, nor, to the best knowledge of the Parent, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its Subsidiaries that would have a Lycos Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

         5.8 Tax Treatment of Merger. Neither the Parent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         5.9 Disclosure. No representation or warranty by the Parent or Acquisition contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS OF THE COMPANY AND
                     THE PARENT PRIOR TO THE EFFECTIVE TIME

         6.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Time, the Company and each of the Principal Shareholders agree that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent:

                  (a) will carry on its business only in the ordinary course and consistent with past practice;

                  (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

                  (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

                  (d) will not amend its Articles of incorporation or By-Laws;

                  (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise of currently outstanding warrants or options), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

                  (f) will not combine, split or otherwise reclassify any shares of its capital stock;

                  (g)      will not form a Subsidiary;

                  (h) will use its commercially reasonable efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

                  (i) will not (i) make any capital expenditures individually in excess of $15,000 or in the aggregate in excess of $40,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement,
(iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $15,000 annually or in the aggregate in excess of $40,000 annually,
(v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, (vii) accelerate receivables or delay payables, or
(viii) enter into any agreement to do any of the foregoing;

                  (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees (except pursuant to existing contractual obligations which have been disclosed to the Parent) or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

                  (k) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company or any of the Principal Shareholders), any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a Company Material Adverse Effect;

                  (l) will use its commercially reasonable efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof; and

                  (m) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $25,000 in the aggregate.

         6.2 Conduct of Business of the Parent. During the period commencing on the date hereof and continuing until the Effective Time, the Parent agrees that, except as expressly contemplated by this Agreement or agreed to in writing by the Company, the Parent:

                  (a) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will carry on its business only in the ordinary course consistent with past practice;

                  (b) will promptly advise the Company of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Parent or any Parent Subsidiary), any claim, action, suit, proceeding or investigation against, relating to or involving the Parent or any Parent Subsidiary or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby;

                  (c) will not take any action or cause its Subsidiaries to take any action which could cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

                  (d) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Parent or any of the Parent Subsidiaries, provided that this Section 6.2(d) shall not restrict the Parent from effecting acquisitions in which Parent obtains a controlling interest in the stock or assets of other entities or businesses.

         6.3 Conduct of Business of Acquisition. During the period commencing on the date hereof and continuing until the Effective Time, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.4 Other Negotiations. Neither the Company nor any Principal Shareholder will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the termination of this Agreement pursuant to Article X, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall (i) notify Parent immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Access to Properties and Records. Between the date of this Agreement and the Effective Time, the Company will provide the Parent and its accountants, counsel and other authorized advisors, with reasonable access, during business hours, to its premises and properties and its books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to Parent and its authorized advisors such additional financial, tax and operating data and other information pertaining to its business as Parent shall from time to time reasonably request. All of such data and information shall be kept confidential by Parent until the consummation of the Merger.

         7.2 Shareholder Approval. (a) Prior to the Effective Time and at the earliest practicable date following the date hereof, but in no event later than three business days after the date hereof, the Company will solicit written consents from its shareholders seeking approval of this Agreement, the Merger and related matters. In soliciting such written consent, the Board of Directors of the Company will recommend to the shareholders of the Company that they approve this Agreement and the Merger and the Company and the Board of Directors shall use their best efforts to obtain the approval of the shareholders of the Company entitled to vote on or consent to this Agreement and the Merger in accordance with the CGCL and the Company's Articles of Incorporation. In soliciting the written consent of shareholders, the Company will deliver to each shareholder as soon as reasonably practicable an information statement (the "Information Statement") substantially the form delivered to Parent on the date hereof. The Information Statement prepared by the Company in the form approved by Parent shall be in such form and contain such information that is intended to permit compliance by the Parent with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Parent Common Stock in the Merger.

                  (b) Within three business days after the execution of this Agreement, the Company will distribute the Information Statement to the shareholders of the Company. As promptly as practicable after the date of this Agreement, the Company and the Parent will prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Filings"). The Information Statement and the Filings will comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement or any Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of the Company, such amendment or supplement. The Information Statement will include the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger.

                  (c) The Principal Shareholders each severally agree to vote their shares of the capital stock of the Company for the approval and adoption of this Agreement and the Merger. The Principal Shareholders each severally agree that they (i) shall not dispose of or in any way encumber said shares prior to the consummation of the transactions contemplated hereby, (ii) shall take no action inconsistent with the approval and consummation of said transactions and (iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

         7.3 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

         7.4 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX hereof.

         7.5 Registration Statement on Form S-8. As promptly as practicable following the Effective Time, but in no event later than the fifth business day following the Effective Time, the Parent shall cause to be filed with the SEC, if necessary, one or more Registration Statements on Form S-8 covering the shares of Parent Common Stock issuable pursuant to the arrangements described in
Section 2.2(c) hereof.

         7.6. Fees and Expenses. The parties hereto shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, except that the Holders shall be responsible for all the fees, costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby and such fees, costs and expenses shall be deemed to be expenses of the Holders and paid by the Holders, provided that, upon the consummation of the Merger, (i) the Company shall be permitted to pay up to $600,000 of such fees, costs and expenses, and (ii) the Parent shall pay up to $1,754,469 of the fees of Broadview, which amount shall be paid $877,235 in cash and in 15,157 shares of Parent Common Stock (collectively, the "Expense Cap"). If the amount of such fees, costs and expenses exceed the Expense Cap, then the number of shares of Parent Common Stock constituting the Merger Shares shall be reduced by an amount equal to the excess of the fees, costs and expenses over the Fee Cap divided by the Closing Market Price (the "Expense Shares"). All invoices relating to the fees, costs and expenses which may be paid by the Company or the Parent shall be delivered to the Parent at least three business days prior to the Closing so as to enable Parent to calculate the Expense Shares and the Exchange Ratio, unless the Company certifies in writing to the Parent prior to the Closing that the fees, costs and expenses to be paid by the Company and the Parent do not exceed the Expense Cap.

         7.7 Employees. Parent shall offer employment with the Parent or the Company to all employees of the Company at the Effective Time, subject to each employee signing the applicable agreement referred to in Section 8.5 (i) or
(ii). Employees of the Company at the Effective Time will be provided with benefit plans by the Surviving Corporation or Parent which in the aggregate are no less favorable to such employees than those provided from time to time by Parent and its Subsidiaries to similarly situated employees. If any employee of the Company becomes a participant in any employee stock purchase plan, employee benefit plan, program, policy or arrangement of Parent, such employee shall be given credit for all service prior to the

Effective Time with the Company to the extent permissible under such plan, program, policy or arrangement.

         7.8 Nasdaq National Market Listing. Parent shall cause the shares of Parent Common Stock issuable in the Merger to be authorized for listing on The Nasdaq National Market on or prior to the date that the registration statement to be filed pursuant to Section 12.1(a) is declared effective by the SEC.

         7.9 Tax Treatment. Each of the Parent, Acquisition, any Subsidiary of the Parent, the Company and the Principal Shareholders shall use their reasonable commercial efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Parent and its Subsidiaries will not take, or cause the Company to take, any action after the Effective Time which will cause the Merger to fail to qualify as a reorganization under the provisions of
Section 368(a) of the Code.

         7.10 Indemnification. The Parent shall assume the obligations of the Company under its existing indemnification agreements with officers and directors and shall not, for a period of six years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in such indemnification agreements or the Articles of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time, and except that the Parent shall not be required to indemnify, defend or hold harmless any director or officer of the Company prior to the Effective Time with respect to claims, losses or liabilities arising from or relating to the Company's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         7.11 Shares of Parent Common Stock. Subject to the deposit into escrow of shares of Parent Common Stock contemplated under Section 2.8, on or prior to the date that the registration statement to be filed pursuant to Section 12.1(a) is declared effective by the SEC, the Parent shall deliver to each Holder of Company Common Stock who has delivered share certificates pursuant to Section
8.7 the shares of Parent  Common  Stock  issuable  to such  Holders  pursuant to
Section 2.2(a) hereof.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE PARENT AND ACQUISITION

         The obligation of the Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition in their sole discretion):

         8.1 Representations and Warranties True. The representations and warranties of the Company and of each of the Principal Shareholders which are contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (signed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such representations and warranties made by the Company, and each Principal Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such representations and warranties made, jointly and severally or severally, by such Shareholder.

         8.2 Performance. The Company and each of the Principal Shareholders shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and each of the Principal Shareholders shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such obligations required to have been performed or complied with by such Principal Shareholders on or before the Closing Date.

         8.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or on the business of the Company.

         8.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by the Company or any Principal Shareholder in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

         8.5 Additional Agreements. Parent shall have the following agreements:

                  (i) the offer letters in the forms of Exhibit E hereto, duly executed by each of Michael Armistead, Susan Castillo, Samuel Huey, Dale Fuller, Edward Shelton and Sean White;

                  (ii) the Nondisclosure and Development Agreement in the form of Exhibit F hereto, duly executed by each employee of the Company who is required to execute an offer letter under Section 8.5(i);

                  (iii) the Escrow Agreement annexed as Exhibit D hereto, duly executed by Anthony Sun, as Representative of the Holders under such Escrow Agreement (and countersigned by holders of at least 90% of the outstanding Company Stock, holders of at least 90% of outstanding Stock Options and holders of at least 90% of outstanding Warrants where required on the addendum thereto), together with counterparts signed by the escrow agent named therein and blank stock powers executed by each of the holders with respect to such holder's portion of the Escrow Shares;

                  (iv) Resignations of all directors of the Company, effective as of the Effective Time; and

                  (v) Letters of Transmittal duly executed by holders of at least 90% of the outstanding shares of Common Stock.

         8.6 Opinion of Venture Law Group. The Company shall have delivered to the Parent an opinion of Venture Law Group, A Professional Corporation, counsel to the Company, in substantially the form attached as Exhibit G hereto.

         8.7 Appraisal Rights. The holders of at least 90% of the issued and outstanding shares of Company Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and holders of no more than 10% of the issued and outstanding shares of Company Stock shall have demanded appraisal rights in respect of the Merger.

         8.8 Termination of Agreements. The following agreements between the Company and certain of its shareholders shall have been terminated, effective no later than the Effective Time: (i) the Amended and Restated Co-Sale Agreement dated as of November 14, 1997 among the Company and the other parties named therein, (ii) the Voting Agreement dated as of November 14, 1997 among the Company and the other parties named therein, (iii) the Amended and Restated Investors' Rights Agreement dated as of November 14, 1997 among the Company and the other parties named therein, and (iv) each Preferred Stock Purchase Agreement relating to the purchase of shares of Company Preferred Stock.

         8.9 Certificate of Merger. The Company shall have executed and delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of California and the Secretary of State of the State of Delaware in connection with the Merger.

         8.10 Completion of Due Diligence. The Parent shall have completed its due diligence review of the Company and shall not have discovered any material event, liability, condition or other fact (other than conditions or changes in the Company's business or operations relating to the economy generally, the Parent's industry or Parent specifically unless any such changes or conditions affect the Company in an individual, specific manner) which, in the Parent's judgment, makes it inadvisable to proceed with the Merger.

         8.11 Conversion of Company Preferred Stock. All outstanding shares of Company Preferred Stock shall have been converted into Company Common Stock at the respective conversion prices thereof as set forth in the Company's Articles of Incorporation.

                                   ARTICLE IX

                      CONDITIONS TO THE OBLIGATIONS OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

         The obligation of the Company and the Principal Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company and the Shareholders in their sole discretion):

         9.1 Representations and Warranties True. The representations and warranties of each of the Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

         9.2 Performance. Each of the Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

         9.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or the Parent Subsidiaries which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and the Parent Subsidiaries taken as a whole.

         9.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

         9.5 Additional Agreements. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements;

                  (i) the offer letters referred to in Section 8.5(i) hereof;

                  (ii) the Nondisclosure and Development Agreements referred to in Section 8.5(ii) hereof;

                  (iii) the Escrow Agreement referred to in Section 8.5(iii) hereof, together with counterparts signed by the escrow agent named therein.

         9.6 Opinion of Hutchins, Wheeler & Dittmar. The Parent shall have delivered to the Company an opinion of Hutchins, Wheeler & Dittmar in substantially the form annexed as Exhibit H hereto.

         9.7 Certificate of Merger. The Parent and Acquisition shall have executed and delivered to the Company counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of California and the Secretary of the State of the State of Delaware in connection with the Merger.

         9.8 Tax Opinion. Venture Law Group, A Professional Corporation, shall have delivered its tax opinion, dated the Closing Date, in substantially the form of Exhibit K hereto.

                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the mutual written consent of the Company and the Parent;

                  (b)      by either the Company or the Parent

                           (i)    if any court or governmental or regulatory
agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                           (ii)   if the Effective Time shall not have occurred
on or before August 28, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement or the Voting Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by the Company, if any of the conditions specified in Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

                  (d) by the  Parent,  if any  of the  conditions  specified  in
Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

         10.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition) their respective officers or directors, except for Sections 7.6, 13.6 and 13.7 and the last sentence of Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XI

                          INDEMNIFICATION; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         11.1 Indemnity Obligations of the Holders. Each of the Holders hereby agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Indemnity

Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement on a pro rata basis based on each Holder's share of the Merger Shares, Option Shares and Warrant Shares. For purposes of this Agreement, the term "Indemnity Claim" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized or to be realized by Parent (collectively, "Losses") arising out of, based upon or resulting from (i) any breach of any representation and warranty of the Company or the Holders which is contained in this Agreement or the Letter of Transmittal; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Holders which are contained in or made pursuant to the terms and conditions of this Agreement or the Letter of Transmittal.

         11.2 Appointment of Representative. Each of the Holders hereby appoints Anthony Sun as such Holder's exclusive agent to act on such Holder's behalf with respect to any and all Indemnity Claims arising under this Agreement. In such representative capacity, Anthony Sun or any person who shall succeed in such representative capacity pursuant to the terms of the Escrow Agreement referred to in Sections 8.5 and 9.5 hereof, is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Holders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Holders, as fully as if the Holders were acting on their own behalf, including, without limitation, defending all Indemnity Claims, consenting to, compromising or settling all Indemnity Claims, conducting negotiations with the Parent and its representatives regarding such claims, dealing with the Parent and the Escrow Agent under the Escrow Agreement referred to in Sections 8.5 and 9.5 hereof with respect to all matters arising under such Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Parent and such Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon each of the Holders.

         11.3 Notification of Claims. Subject to the provisions of Section 11.4 below, in the event of the occurrence of an event which the Parent asserts constitutes an Indemnity Claim, Parent shall provide the Representative (on behalf of the indemnifying parties) with prompt written notice of such event and shall otherwise promptly make available to the Representative all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the Representative as the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and, if he so elects, to control such defense, settlement, adjustment or compromise, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, to be paid from amounts held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement. Unless the Representative elects to assume such defense, settlement, adjustment or compromise, Parent shall have the right to settle any such Third-Party Claim; provided, however, that Parent may not effect the settlement, adjustment or compromise of any such Third-Party Claim without the consent of the Representative, which consent shall not be unreasonably withheld. In the event that the Representative has consented to any such settlement, adjustment or compromise, the Representative shall have no power or authority to object to the amount of any claim by Parent against the escrow for indemnity with respect to such settlement, adjustment or compromise, provided such amount is not in excess of the amount actually paid by Parent with respect to such Third Party Claim. The Representative shall have the right to settle, adjust, or compromise any Third-Party Claim, the defense of which is controlled by the Representative, using amounts held in escrow; provided, however, that, unless the settlement, adjustment or compromise involves no more than the payment of an amount that is less than the amount of funds then remaining in the escrow and provides for the unconditional release of Parent, the Company and their respective affiliates, the Representative may not effect the settlement, adjustment, compromise or satisfaction of any such Third-Party Claim without the consent of the Parent, which consent shall not be unreasonably withheld. Parent's failure to give timely notice or to promptly furnish the Representative with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party. In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

         11.4 Duration. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing for a period of one (1) year from the Closing Date, provided that with respect to claims for indemnification as to which notice shall have been duly given prior to such expiration date, the number of Escrow Shares (as defined below) reasonably necessary to satisfy such claims shall remain in escrow until such claims have been finally resolved. To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provisions under this Agreement or the Letter of Transmittal pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim.

         11.5 Escrow. At the Effective Time, ten percent (10%) of the Merger Shares and instruments or other documentation representing Stock Options to purchase ten percent (10%) of the Option Shares and Warrants to purchase ten percent (10%) of the Warrant Shares (collectively, the "Escrow Shares") shall be delivered to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent ") to be held for a period ending on the first anniversary of the Closing Date. Parent may make a claim for any Losses indemnified hereunder until the first anniversary of the Closing Date. The Escrow Shares shall be held and disbursed by the Escrow Agent in accordance with an Escrow Agreement in the form attached hereto as Exhibit D. Except with respect to claims based on fraud committed by the Company or any Holder which are not limited, if the Closing occurs, Parent agrees that Parent's sole and exclusive remedy and recourse against each of the Holders under this Agreement for Losses attributable to any inaccuracy or breach of any representation or warranty of the Company or the Holders which is contained in this Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto or any breach or nonfulfillment of, or any failure to perform, any of the covenants or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Holders which are contained in or made pursuant to this Agreement or the Letter of Transmittal shall be against such Holder's pro rata share of the Merger Shares, Option Shares and Warrant Shares held in escrow pursuant to the Escrow Agreement. In lieu of depositing shares in escrow, within thirty days after the Closing, any Holder of the Company Stock may post a bond reasonably acceptable to Parent equal in value to the value (determined by reference to the Closing Market Price) of such Holder's pro rata portion of the Escrow Shares, in which event, upon posting such bond, the Holder's allocable portion of the Escrow Shares shall be delivered to it. Notwithstanding anything herein to the contrary, the Holders shall have no liability for indemnification pursuant to this Article XI until the aggregate Losses to the Parent and the Company exceed $75,000, at which point each Holder shall be liable only for his or its pro rata share of the amount of such Losses in excess of $75,000.

         11.6 No Contribution. Each Holder hereby waives, and acknowledges and agrees that such Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Parent or the Company in connection with any indemnification obligation or any other liability which such Holder may become subject under or in connection with this Agreement or the Escrow Agreement.

         11.7. Liability of Principal Shareholders. By virtue of signing this Agreement, no Principal Shareholder is assuming liability for the indemnification obligations contained in this Article XI which is greater than the liability of any other Holder who has not signed this Agreement. No Principal Shareholder shall be liable for any fraud committed by any other Holder or the Company.

                                   ARTICLE XII

                               REGISTRATION RIGHTS

         12.1 Registration Rights. (a) Parent shall file with the SEC a registration statement on Form S-3 (or any successor form to Form S-3) for a public resale offering of the shares of Parent Common Stock issuable to or on behalf of Holders under Section 2.2(a) (other than the shares of

Parent Common Stock which are subject to restrictions on transfer under the Employment Agreements referred to in Section 8.5(i)) and the shares of Parent Common Stock issuable upon exercise of the Warrants on the Closing Date (provided that Parent shall not be required to register shares on behalf of any Holder who has not timely performed its or his obligations hereunder, or under the Letter of Transmittal, in which case Parent shall be permitted to delay the registration of the shares held by such Holder until five business days after the Holder has complied with such obligations) and shall use commercially reasonable efforts to cause such registration statement to become and remain effective for the period ending on the first to occur of (x) the date the resale of all shares registered thereunder is complete or (y) the first anniversary of the Closing Date. If for any reason Parent is not eligible to file such registration statement on Form S-3 (or any successor form to Form S-3), Parent shall effect such registration using such form as Parent is then eligible to use.

                  (b) In the case of any registration pursuant to this Section 12.1, Parent shall keep each person whose securities are to be registered thereunder (a "Selling Shareholder") advised of the initiation and completion of such registration. At its expense, except as provided in Section 12.1(b)(iv) below, Parent will promptly:

                           (i)    Prepare and file with the SEC the
registration statement described in Section 12.1(a) above and thereafter use commercially reasonable efforts to cause such registration statement to become effective;

                           (ii)   Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectuses used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (iii)  Furnish to the Selling Shareholders such
numbers of copies of a prospectus,   including  a  preliminary  prospectus,
in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the securities covered by such registration statement;

                           (iv)   Use commercially reasonable efforts
to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Shareholders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (v)    Notify each Selling Shareholder covered by
such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (vi)   Cause all such shares of Parent Common Stock
to be listed on each securities exchange or market system on which similar securities issued by the Parent are then listed; and

                           (vii)  Provide a transfer agent and registrar for
all such shares of Parent Common Stock not later than the effective dates of such registration statements.

                  (c) Each Selling Shareholder and the Company shall provide Parent with all necessary and reasonable assistance in the preparation and filing of the registration statement required to be prepared and filed by Parent and all other obligations of Parent under this Section 12.1. Parent's obligations under this Section 12.1 with respect to any Selling Stockholder are conditioned in all respects on the provision of all necessary and reasonable assistance to Parent by each Selling Stockholder.

                  (d) Parent shall pay the expenses incurred by it in complying with its obligations under this Article XII, including, without limitation, all registration and filing fees, exchange listing fees, fees and expenses of counsel for Parent, and fees and expenses of accountants for Parent.

                  (e) Parent shall have the right, upon the advice of the Board of Directors of Parent (the "Board"), upon giving written notice to each Selling Stockholder of the exercise of such right, to require such Selling Shareholder not to sell any shares pursuant to the registration statement filed pursuant to
Section 12.1(a) for a reasonable period (as determined in good faith by the Board) from the date on which such notice is given (a "black-out period"), if
(i)(A) Parent is engaged in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divesture, tender offer, financing or other transaction, or there is an event or state of facts relating to Parent, in each case which is material to Parent (as reasonably determined by the Board) ( any such negotiation, step, event or state of facts being herein called "Material Activity"), (B) in the reasonable judgment of the Board, after consultation with and acting upon the written advice of outside counsel, disclosure of such Material Activity would be necessary or advisable under applicable securities laws and (C) such disclosure would, in the reasonable judgment of the Board, be adverse to the interests of Parent, or (ii) the Board, in its reasonable judgment, after consultation with and acting upon the written advice of outside counsel, deems it necessary to file a post-effective amendment to such registration statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. During any such black-out period, each Selling Shareholder agrees not to sell any Registrable Shares under such registration statement for such period of time as the Board, acting on the written advice of outside counsel, may in good faith deem advisable; provided, however, that no single black-out period will be longer than thirty (30) calendar days and, in the aggregate, all black-out periods in any twelve (12) month period shall not include more than ninety (90) calendar days; provided, further, however, that no black-out period may be imposed by Parent during the first thirty calendar days after the effectiveness of the registration statement filed pursuant to Section 12.1(a). The period of effectiveness of any registration statement in effect at the time of a blackout period and the termination period under Section 12.4(a) shall be extended for a period equal to the black-out period.

         12.2 Indemnification. (a) Parent agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Parent Common Stock with rights under this Section 12, against all damages caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Parent has furnished such holder with a sufficient number of copies of the same.

                  (b) In connection with any registration statement in which a holder of Parent Common Stock with rights under this Section 12 is participating, each such holder will furnish to Parent in writing such information as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against all damages resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder specifically for use in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of Parent Common Stock with rights under this Section 12, pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities and the Merger.

         12.3 Current Public Information. Until the earlier of the second anniversary of the Closing Date or the date all shares of Parent Common Stock subject to this Section 12 have been sold, Parent will timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder or holders of Parent Common Stock with rights under Section 12.1 may reasonably request, all to the extent required to enable such holders to sell their shares pursuant to Rule 144 under the Securities Act and pursuant to Form S- 3 or similar registration form hereunder adopted by the SEC. Upon written request, Parent will deliver to such holders a written statement as to whether it has complied with such requirements.

         12.4 Termination of Registration Rights. Notwithstanding the foregoing provisions of this Article XII, Parent's obligations pursuant to Section 12.1 shall terminate upon (a) the first anniversary of the Closing Date, or (b) if earlier, with respect to a given Holder, at the time such Holder may sell all of his or her shares of Parent Common Stock in compliance with Rule 144 in a single 90 day period under the Securities Act.

         12.5  Transferability  of  Registration  Rights.  The rights under this
Section 12 are not transferable except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Selling Stockholder that is a partnership as part of a distribution of the shares of Parent Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Article XII, and each transferee represents to Parent that it is an "accredited" investor as defined in Rule 501 promulgated under the Securities Act, or (d) with the written consent of Parent.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Amendment. This Agreement may be amended by written agreement between the Company and the Parent prior to the Effective Time.

         13.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         13.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

                  (a)      if to the Company or the Principal Shareholders, to:

                           WhoWhere? Inc.
                           1675 North Shoreline Boulevard
                           Mountain View, CA  94043
                           Attention:  Dale Fuller

                           with copies to:

                           Venture Law Group
                           A Professional Corporation
                           2800 Sand Hill Road
                           Menlo Park, CA  94025
                           Attention:  Joshua Pickus, Esq.

                  (b)      if to the Parent or Acquisition, to:

                           Lycos, Inc.
                           400-2 Totten Pond Road
                           Waltham, MA  02541
                           Attention:  Chief Financial Officer

                           with copies to:

                           Hutchins, Wheeler & Dittmar
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Michael J. Riccio, Jr., Esq.

                  (c)      If to the Representative:

                           Anthony Sun
                           Venrock Associates
                           Suite A230
                           755 Page Mill Road
                           Palo Alto, CA  94304

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         13.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

         13.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns.

         13.6 Public Announcements. No later than the second full business day after execution and delivery of this Agreement, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

         13.7 Brokers and Finders. The Company and the Principal Shareholders represent and warrant that, except for Broadview, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of the Company. The Company has previously delivered to the Parent a complete and correct copy of the agreement dated October 15, 1997, between the Company and Broadview, and such agreement is the only agreement between such parties. The Parent and Acquisition represent and warrant that, except for Credit Suisse First Boston, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based on arrangements made by or on behalf of the Parent. Except as otherwise contemplated herein, the Holders shall pay the fees and expenses of any broker, finder or investment banker engaged by the Company or any Holders.

         13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.9 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         13.10 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

         13.11 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement which is commenced by such party shall be brought exclusively by such party in the Federal or state courts sitting in the city and state where the principal executive offices of the other party are located and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         13.12  Survival.   The  representations  and  warranties  contained  in
Articles III, IV and V shall survive the Closing for a period of one (1) year.

                      *               *               *

         IN WITNESS  WHEREOF,  the  Parent,  Acquisition,  the  Company  and the
Principal Shareholders named below have caused this Agreement to be duly executed and delivered as of the date first above written.


                                     LYCOS, INC.


                                     By:____________________________________
                                        Name:  Edward M. Philip
                                        Title:   Chief Operating Officer


                                     WHAT ACQUISITION CORP.


                                     By:____________________________________
                                        Name:  Edward M. Philip
                                        Title:    President


                                     WHOWHERE? INC.


                                     By:____________________________________
                                        Name:  Dale Fuller
                                        Title:    President and Chief
                                                  Executive Officer


                                     PRINCIPAL SHAREHOLDERS:

                                     VANTAGE POINT VENTURE PARTNERS 1996


                                     By:   Vantage Point Associates, LLC
                                     Its:  General Partner

                                     By:   _______________________________
                                           Alan Salzman, Managing Member

                                     VENROCK ASSOCIATES


                                     By:   ________________________________
                                     Its:  ________________________________


                                     VENROCK ASSOCIATES II, L.P.


                                     By:   ________________________________
                                     Its:  ________________________________


                                     DALE FULLER


                                     -------------------------------------


                                    ---------------------------------------


326268-4